Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 13, 2024

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2024

Williamsburg, Virginia – August 13, 2024 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2024. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenue	$50,694	$49,017	$97,243	$92,509
Net income attributable to common stockholders	2,622	3,133	1,962	2,551

EBITDA	14,292	14,103	25,076	24,051
Hotel EBITDA	15,698	14,842	28,058	26,921

FFO attributable to common stockholders and unitholders	7,356	7,251	11,317	11,192
Adjusted FFO attributable to common stockholders and unitholders	7,503	7,031	12,683	11,689

Net income per common share - diluted	$0.13	$0.16	$0.10	$0.13
FFO per common share and unit	$0.37	$0.37	$0.57	$0.58
Adjusted FFO per common share and unit	$0.38	$0.36	$0.64	$0.60

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Hotel EBITDA, Funds From Operations (“FFO”) attributable to common stockholders and unitholders, Adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and Adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company,” “Sotherly,” “we,” “us,” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Lyfe Resort & Residences (f/k/a Hyde Resort & Residences) and the Hyde Beach House Resort & Residences, increased 4.3% to $137.67, for the three months ended June 30, 2024, from $131.94 in the comparable period in 2023. Changes in RevPAR were driven by a 5.8% increase in occupancy to 73.4% from 69.4% in the comparable 2023 period, and a 1.4% decrease in the average daily rate (“ADR”) to $187.51 for the three months ended June 30, 2024, from $190.15 for the comparable period in 2023. For the six months ended June 30, 2024, RevPAR increased to $130.64, from $125.53 in the comparable period in 2023. Changes in RevPAR were driven by an increase in the occupancy to 69.2% for the six months ended June 30, 2024, from 64.9% for the comparable period in 2023 and by a decrease in ADR to $188.91 from $193.35 in the comparable 2023 period.
•
Revenue. Total revenue increased to approximately $50.7 million, from approximately $49.0 million, for the three month periods ended June 30, 2024 and 2023, respectively. For the six-month period ending June 30, 2024, total revenue increased to approximately $97.2 million, from approximately $92.5 million during the comparable period in 2023.
•
Net income attributable to common stockholders. For the three-month period ending June 30, 2024, net income attributable to common stockholders decreased approximately $0.5 million, compared to the three months ended June 30, 2023, from an income of approximately $3.1 million to an income of approximately $2.6 million. For the six-month period ending June 30, 2024, net income attributable to common stockholders decreased 23.1%, or approximately $0.6 million, over the six months ended June 30, 2023, from an income of approximately $2.6 million to an income of approximately $2.0 million.

•
Hotel EBITDA. Hotel EBITDA increased to approximately $15.7 million for the three months ended June 30, 2024, from approximately $14.8 million for the comparable period in 2023. Hotel EBITDA for the six months ended June 30, 2024 increased approximately $1.2 million to approximately $28.1 million, from approximately $26.9 million generated in the comparable 2023 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending June 30, 2024, Adjusted FFO attributable to common stockholders and unitholders increased 6.7%, or approximately $0.5 million, over the three months ended June 30, 2023, from approximately $7.0 million to approximately $7.5 million. For the six-month period ending June 30, 2024, adjusted FFO attributable to common stockholders and unitholders increased 8.5%, or by approximately $1.0 million, over the six months ended June 30, 2023, from approximately $11.7 million to approximately $12.7 million.
•
Preferred Dividends. On July 30, 2024 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on September 16, 2024 to shareholders of record as of August 30, 2024.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "Second quarter results generally met our expectations, albeit we did see ADR soften slightly as the quarter progressed, mainly due to increased price sensitivity amongst transient leisure travelers. This was particularly evident in our Florida markets, which are heavily weighted to the leisure segment. Margins finished in line with our budgeted expectations, demonstrating solid expense controls and operating efficiencies, especially with respect to undistributed expenses, and the realization of significant insurance savings resulting from our April 1st renewal. Group and corporate bookings continue to manifest to the upside, especially at the Hyatt Centric in Arlington, Virginia, the DeSoto in Savannah, Georgia, and the iconic Georgian Terrace in Atlanta, Georgia. The quarter was capped off with the majority of our hotels capturing market share within their respective competitive sets. As we look at the second half of 2024, we are cautious, but nonetheless optimistic, regarding the balance of the year. Economic concerns, interest rates, weather events, as well as the uncertainty of the impending election all present challenges which may continue the trends we witnessed toward the end of Q2, especially with respect to ADR. On the balance sheet front, by mid-year, we have successfully addressed nearly $100 million in mortgage refinancings, restructurings, and extensions, while concurrently meeting all our capital and funding needs for life cycle improvement plans at several of our hotels."

Balance Sheet/Liquidity

As of June 30, 2024, the Company had approximately $37.3 million of available cash and cash equivalents, of which approximately $18.4 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $323.2 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.68%.

Other Events

On April 29, 2024, the affiliates of the Company entered into a loan amendment to amend the existing mortgage on the DoubleTree by Hilton Philadelphia Airport hotel with the existing lender, TD Bank, N.A. Pursuant to the amended loan documents, the mortgage loan: (i) has a principal balance of approximately $35.9 million; (ii) extends the maturity date by two years to April 29, 2026; (iii) continues to carry a floating interest rate of SOFR plus 3.50%; (iv) requires payments of interest only; (v) continues to be guaranteed by the Operating Partnership; and (vi) contains customary representations, warranties, covenants and events of default for a mortgage loan. Concurrent with the execution of the loan amendment, the Company (i) made a principal payment of $3.0 million; (ii) funded $0.3 million to the interest reserve escrow, bringing the balance in the interest reserve escrow account to $1.3 million; (iii) funded $5.0 million into a PIP reserve account, and (iv) provided $1.7 million in additional cash collateral, of which $1.2 million can be released into the PIP reserve account as early as June 30, 2025 assuming compliance with the financial covenants. On May 3, 2024, an affiliate of the Company entered into an interest rate cap with a notional amount of $26.0 million with Webster Bank, N.A. The cap has a strike rate of 3.0%, is indexed to SOFR, and expires on May 1, 2026.

On July 8, 2024, affiliates of the Company entered into loan documents to secure a mortgage loan on the DoubleTree by Hilton Jacksonville Riverfront hotel located in Jacksonville, FL with Fifth Third Bank, N.A. Pursuant to the loan documents, the mortgage loan: (i) has an initial principal balance of $26.25 million (the "Initial Tranche"), with an additional $9.49 million available to fund a product improvement plan at the hotel (the "Renovation Tranche"); (ii) has a 5-year term maturing on July 8, 2029; (iii) carries a floating interest rate of SOFR plus 3.00%; (iv) amortizes the Initial Tranche on a 25-year schedule at 7.0% interest rate and requires payments of interest only on the Renovation Tranche; (v) is guaranteed by the Operating Partnership, with the guarantee reducing to 25% upon achieving a 1.35x debt service coverage ratio (DSCR) for two consecutive quarters following a renovation period; and (vi) contains customary representations, warranties, covenants and events of default for a mortgage loan.

2024 Outlook

Set forth below is the Company's previously issued guidance for 2024. The table below reflects the Company’s projections, within a range, of various financial measures for 2024, in thousands of dollars, except per share and RevPAR data:

	2024 Guidance
	Low Range	High Range

Total revenue	$178,952	$182,567
Net income	1,598	2,593
Net loss attributable to common stockholders and unitholders	(6,377)	(5,382)

EBITDA	39,858	40,853
Hotel EBITDA	46,103	46,898

FFO attributable to common stockholders and unitholders	12,373	13,368
Adjusted FFO attributable to common stockholders and unitholders	12,778	13,773

Net loss per share attributable to common stockholders	$(0.32)	$(0.27)
FFO per common share and unit	$0.62	$0.67
Adjusted FFO per common share and unit	$0.64	$0.69
Rev PAR	$117.16	$119.52
Hotel EBITDA margin	25.8%	25.7%

Earnings Call/Webcast

The Company will conduct its second quarter 2024 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 13, 2024. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 441747. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 13, 2024 through August 27, 2024. To access the rebroadcast, dial 866-813-9403 and enter access code 636280.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Investment in hotel properties, net	$351,187,539	$354,919,106
Cash and cash equivalents	18,904,793	17,101,993
Restricted cash	18,411,015	9,134,347
Accounts receivable, net	5,612,961	5,945,724
Prepaid expenses, inventory and other assets	7,614,368	6,342,310
TOTAL ASSETS	$401,730,676	$393,443,480
LIABILITIES
Mortgage loans, net	$320,244,252	$315,989,194
Unsecured notes	1,141,763	1,536,809
Accounts payable and accrued liabilities	25,831,481	23,315,677
Advance deposits	2,224,149	2,614,981
Dividends and distributions payable	2,088,160	2,088,160
TOTAL LIABILITIES	$351,529,805	$345,544,821
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at June 30, 2024 and December 31, 2023, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at June 30, 2024 and December 31, 2023, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at June 30, 2024 and December 31, 2023, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 19,849,165 shares issued and outstanding at June 30, 2024 and 19,696,805 shares issued and outstanding at December 31, 2023.	198,492	196,968
Additional paid-in capital	176,014,888	175,779,222
Unearned ESOP shares	(1,697,916)	(1,764,507)
Distributions in excess of retained earnings	(123,058,615)	(125,021,013)
Total Sotherly Hotels Inc. stockholders’ equity	51,496,582	49,230,403
Noncontrolling interest	(1,295,711)	(1,331,744)
TOTAL EQUITY	50,200,871	47,898,659
TOTAL LIABILITIES AND EQUITY	$401,730,676	$393,443,480

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$34,575,890	$33,253,523	$64,315,546	$61,655,211
Food and beverage department	9,901,554	9,500,974	19,654,003	18,249,700
Other operating departments	6,216,923	6,262,836	13,273,249	12,603,699
Total revenue	50,694,367	49,017,333	97,242,798	92,508,610
EXPENSES
Hotel operating expenses
Rooms department	7,452,407	7,016,339	14,004,590	13,429,434
Food and beverage department	6,541,720	6,390,867	13,006,575	12,326,427
Other operating departments	2,505,721	2,305,755	5,191,863	4,621,603
Indirect	18,496,840	18,462,336	36,981,736	35,209,913
Total hotel operating expenses	34,996,688	34,175,297	69,184,764	65,587,377
Depreciation and amortization	4,817,523	4,763,193	9,587,240	9,341,504
Corporate general and administrative	1,580,373	1,789,041	3,496,898	3,769,805
Total hotel operating expenses	41,394,584	40,727,531	82,268,902	78,698,686
NET OPERATING INCOME	9,299,783	8,289,802	14,973,896	13,809,924
Other income (expense)
Interest expense	(5,000,995)	(4,288,367)	(9,889,801)	(8,401,964)
Interest income	208,102	222,772	422,873	369,437
Other income	142,353	—	267,230	—
Loss on early extinguishment of debt	—	—	(241,878)	—
Realized gain on hedging activities	—	—	1,041,994	—
Unrealized gain (loss) on hedging activities	(84,872)	286,831	(791,421)	(155,632)
PPP debt forgiveness	—	—	—	275,494
Gain on sale of assets	4,400	—	4,400	—
Gain on involuntary conversion of assets	112,645	763,169	235,037	779,645
Net income before income taxes	4,681,416	5,274,207	6,022,330	6,676,904
Income tax provision	(17,184)	(16,537)	(35,277)	(31,719)
Net income	4,664,232	5,257,670	5,987,053	6,645,185
Subtract: Net income attributable to noncontrolling interest	(48,151)	(130,798)	(36,033)	(105,838)
Net income attributable to the Company	4,616,081	5,126,872	5,951,020	6,539,347
Undeclared distributions to preferred stockholders	(1,994,313)	(1,994,313)	(3,988,625)	(3,988,625)
Net income attributable to common stockholders	$2,621,768	$3,132,559	$1,962,395	$2,550,722
Net income per share attributable to common stockholders:
Basic	$0.13	$0.16	$0.10	$0.13
Diluted	$0.13	$0.16	$0.10	$0.13
Weighted average number of common shares outstanding
Basic	19,389,944	18,712,452	19,374,547	18,658,538
Diluted	19,389,944	18,715,098	19,374,547	18,658,538

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2024 and 2023, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, during the three and six months ended June 30, 2024 and the corresponding periods in 2023.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Actual Portfolio Metrics
Occupancy %	74.0%	70.6%	69.1%	65.6%
ADR	$184.24	$185.82	$183.54	$186.45
RevPAR	$136.38	$131.16	$126.84	$122.27
Composite Portfolio Metrics
Occupancy %	73.4%	69.4%	69.2%	64.9%
ADR	$187.51	$190.15	$188.91	$193.35
RevPAR	$137.67	$131.94	$130.64	$125.53

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2024, 2023, and 2022, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2024	Q2 2023	Q2 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	81.0%	78.8%	76.4%
	76.0%	71.6%	69.2%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	73.0%	75.1%	76.2%
	71.6%	73.1%	70.4%
DoubleTree by Hilton Laurel Laurel, Maryland	72.6%	77.1%	71.9%
	59.9%	62.2%	59.9%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	72.6%	70.8%	76.0%
	58.9%	62.7%	66.1%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	73.5%	63.1%	75.5%
	74.5%	64.0%	69.5%
Georgian Terrace Atlanta, Georgia	61.5%	52.6%	47.8%
	60.0%	49.7%	48.4%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	86.3%	77.6%	80.2%
	85.0%	80.5%	80.6%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	82.5%	81.1%	73.0%
	71.4%	68.5%	58.1%
Hyatt Centric Arlington Arlington, Virginia	80.7%	83.5%	78.2%
	76.9%	77.0%	61.1%
The Whitehall Houston, Texas	60.4%	51.0%	42.0%
	59.7%	49.8%	39.2%
Lyfe Resort & Residences (1) Hollywood Beach, Florida	63.2%	48.8%	63.1%
	70.6%	54.6%	62.6%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	57.4%	40.7%	48.9%
	69.9%	48.7%	50.1%
All properties weighted average	73.4%	69.4%	68.0%
	69.2%	64.9%	60.8%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q2 2024	Q2 2023	Q2 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$234.77	$226.05	$228.94
	$224.78	$219.76	$216.47
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$144.96	$142.14	$146.36
	$146.63	$151.07	$147.23
DoubleTree by Hilton Laurel Laurel, Maryland	$138.82	$134.12	$122.39
	$133.15	$128.90	$115.69
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$158.80	$151.42	$149.15
	$145.29	$141.08	$134.66
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$183.89	$206.75	$215.92
	$207.59	$236.62	$233.12
Georgian Terrace Atlanta, Georgia	$178.19	$191.87	$195.32
	$183.27	$198.86	$193.42
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$170.96	$176.32	$167.44
	$192.81	$195.91	$177.50
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$201.68	$202.92	$196.93
	$186.15	$187.09	$185.35
Hyatt Centric Arlington Arlington, Virginia	$245.85	$235.80	$202.29
	$223.52	$216.59	$186.51
The Whitehall Houston, Texas	$154.89	$167.78	$149.69
	$159.18	$166.21	$147.82
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$282.58	$338.68	$417.95
	$327.80	$396.59	$462.92
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$269.53	$324.00	$367.23
	$291.88	$349.96	$413.99
All properties weighted average	$187.51	$190.15	$189.09
	$188.91	$193.35	$188.25

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q2 2024	Q2 2023	Q2 2022
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$190.14	$178.02	$174.80
	$170.75	$157.34	$149.81
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$105.79	$106.76	$111.54
	$104.97	$110.38	$103.61
DoubleTree by Hilton Laurel Laurel, Maryland	$100.74	$103.41	$87.94
	$79.70	$80.19	$69.31
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$115.31	$107.13	$113.35
	$85.62	$88.43	$88.97
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$135.11	$130.46	$163.12
	$154.59	$151.44	$162.04
Georgian Terrace Atlanta, Georgia	$109.51	$100.97	$93.40
	$109.93	$98.82	$93.52
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$147.47	$136.82	$134.30
	$163.92	$157.71	$143.15
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$166.44	$164.53	$143.69
	$132.84	$128.20	$107.72
Hyatt Centric Arlington Arlington, Virginia	$198.42	$196.89	$158.21
	$171.82	$166.67	$113.98
The Whitehall Houston, Texas	$93.57	$85.54	$62.94
	$95.09	$82.80	$57.94
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$178.73	$165.25	$263.75
	$231.35	$216.68	$289.97
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$154.74	$131.96	$179.45
	$203.97	$170.55	$207.43
All properties weighted average	$137.67	$131.94	$128.63
	$130.64	$125.53	$114.46

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$4,664,232	$5,257,670	$5,987,053	$6,645,185
Depreciation and amortization - real estate	4,802,717	4,750,322	9,557,629	9,314,947
Gain on sale of assets	(4,400)	—	(4,400)	-
Gain on involuntary conversion of assets	(112,645)	(763,169)	(235,037)	(779,645)
FFO	9,349,904	9,244,823	15,305,245	15,180,487
Distributions to preferred stockholders	(1,994,313)	(1,994,313)	(3,988,625)	(3,988,625)
FFO attributable to common stockholders and unitholders	7,355,591	7,250,510	11,316,620	11,191,862
Amortization	14,806	12,871	29,611	26,557
ESOP and stock - based compensation	47,827	54,488	303,783	314,951
Loss on early debt extinguishment	—	—	241,878	—
Unrealized loss (gain) on hedging activities	84,872	(286,831)	791,421	155,632
Adjusted FFO attributable to common stockholders and unitholders	$7,503,096	$7,031,038	$12,683,313	$11,689,002

Weighted average number of shares outstanding, basic	19,389,944	18,712,452	19,374,547	18,658,538

Weighted average number of non-controlling units	364,186	772,441	364,186	798,669

Weighted average number of shares and units outstanding, basic	19,754,130	19,484,893	19,738,733	19,457,207

FFO per common share and unit	$0.37	$0.37	$0.57	$0.58

Adjusted FFO per common share and unit	$0.38	$0.36	$0.64	$0.60

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$4,664,232	$5,257,670	$5,987,053	$6,645,185
Interest expense	5,000,995	4,288,367	9,889,801	8,401,964
Interest income	(208,102)	(222,772)	(422,873)	(369,437)
Income tax provision	17,184	16,537	35,277	31,719
Depreciation and amortization	4,817,523	4,763,193	9,587,240	9,341,504
EBITDA	14,291,832	14,102,995	25,076,498	24,050,935
PPP loan forgiveness	—	—	—	(275,494)
Other income	(142,353)	—	(267,230)	—
Loss on early debt extinguishment	—	—	241,878	—
Gain on sale of assets	(4,400)	—	(4,400)	—
Gain on involuntary conversion of assets	(112,645)	(763,169)	(235,037)	(779,645)
Subtotal	14,032,434	13,339,826	24,811,709	22,995,796
Corporate general and administrative	1,580,373	1,789,041	3,496,898	3,769,805
Realized and unrealized (gain) loss on hedging activities	84,872	(286,831)	(250,573)	155,632
Hotel EBITDA	$15,697,679	$14,842,036	$28,058,034	$26,921,233

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	2024 Guidance
	Low Range	High Range

Net income	$1,598	$2,593
Interest expense	19,885	19,885
Interest income	(550)	(550)
Income tax provision	120	120
Depreciation and amortization	18,805	18,805

EBITDA	39,858	40,853
Loss on early extinguishment of debt	165	165
Other income	(445)	(445)
Realized and unrealized gain on hedging activities	(250)	(250)
Corporate general and administrative	6,775	6,575

Hotel EBITDA	$46,103	$46,898

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	2024 Guidance
	Low Range	High Range

Net income	$1,598	$2,593
Depreciation and amortization	18,750	18,750

FFO	20,348	21,343
Distributions to preferred stockholders	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	12,373	13,368
Amortization	55	55
Realized and unrealized gain on hedging activities	(250)	(250)
Loss on early extinguishment of debt	165	165
ESOP stock based compensation	435	435
Adjusted FFO attributable to common stockholders and unitholders	$12,778	$13,773

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per common share and unit), Adjusted FFO (including Adjusted FFO per common share and unit), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents Adjusted FFO, including Adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivatives, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) realized or unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties, (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs.